 EXHIBIT A
JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Form 4 to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Form, as it may be amended, jointly on behalf of such parties.

Dated:  June , 2009

GREEK INVESTMENTS, INC.

By:	/s/ Panayotis Constantino
Name:	Panayaotis Constantino
Title:	Director
10% Owner

/s/ Maria Konstantinu
MARIA KONSTANTINU
Title:	10% Owner

/s/ Jorge Constantino
JORGE CONSTANTINO
Title:	Director
10% Owner

/s/ Athenea Constantino
ATHENEA CONSTANTINO
Title:	10% Owner